        As filed with the Securities and Exchange Commission on August 2, 1996
                                Registration No.  333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             --------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                             --------------------
                                 NORWEST CORPORATION
                (Exact name of registrant as specified in its charter)
              Delaware                                41-0449260
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                    Identification No.)
                                    Norwest Center
                                 Sixth and Marquette
                          Minneapolis, Minnesota  55479-1000
                                     612-667-1234
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)
                             --------------------
                                  Stanley S. Stroup
                     Executive Vice President and General Counsel
                                 Norwest Corporation
                                    Norwest Center
                                 Sixth and Marquette
                          Minneapolis, Minnesota  55479-1026
                                     612-667-8858
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)
                                       Copy to:
                                   Robert J. Kaukol
                                 Norwest Corporation
                                    Norwest Center
                                 Sixth and Marquette
                          Minneapolis, Minnesota  55479-1000

    Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
   Title of         Amount    Proposed Maximum  Proposed Maximum     Amount of
Securities to be     to be     Offering Price      Aggregate       Registration
  Registered       Registered    Per Share        Offering Price        Fee
- --------------------------------------------------------------------------------
Common Stock (par  2,000,000     $33.94(3)        67,880,000         $23,407(4)
value $1-2/3       Shares(2)
per share)(1)

(1) Each share of the registrant's common stock includes one preferred share purchase right.
(2) Includes 500,000 shares previously registered pursuant to registrant's registration statement on Form S-3 filed May 24, 1996
    File No. 333-04473), which shares are being carried forward to this registration statement pursuant to Rule 429.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c).
(4) Includes $6,196 previously paid in connection with securities previously registered and being carried forward to this registration statement (see note (2) above).
                           --------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    The Prospectus included in this registration statement also relates to the registrant's registration statement on Form S-3 filed with the Commission on May 24, 1996 (File No. 333-04473).

                 ---------------------------------------------------

                                CROSS REFERENCE SHEET
                       PURSUANT TO REGULATION S-K, ITEM 501(B)

   FORM S-3 ITEM                           PROSPECTUS HEADING

1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus. . . . . . . . . . . . . .   Outside Front Cover Page of
                                            Prospectus

2.  Inside Front and Outside Back Cover
    Pages of Prospectus . . . . . . . . .   Available Information;
                                            Incorporation of
                                            Certain Documents by
                                            Reference; Table of Contents

3.  Summary Information, Risk Factors,
    Ratio of Earnings to Fixed Charges. .   Norwest

4.  Use of Proceeds . . . . . . . . . . .   Use of Proceeds

5.  Determination of Offering Price . . .   *

6.  Dilution                                *

7.  Selling Security Holders. . . . . . .   *

8.  Plan of Distribution. . . . . . . . .   Description of the Plan

9.  Description of Securities to be
    Registered. . . . . . . . . . . . . .   Outside Front Cover Page of
                                            Prospectus; Incorporation of
                                            Certain Documents   by Reference
10. Interests of Named Experts and
    Counsel . . . . . . . . . . . . . . .   Experts

11. Material Changes . . . . . . . . . .    Incorporation of Certain Documents
                                            by Reference

12. Incorporation of Certain Information
    by Reference. . . . . . . . . . . . .   Incorporation of Certain Documents
                                            by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities . . . . . . . . . . . . .   Part II

 PROSPECTUS
                                    [NORWEST LOGO]
                                                           DIVIDEND REINVESTMENT
                                                                AND COMMON STOCK
                                                                   PURCHASE PLAN

    The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Norwest Corporation ("Norwest") provides participants with a convenient and economical method of purchasing shares of Norwest's common stock, par value $1-2/3 per share ("Common Stock"), and reinvesting cash dividends paid on Common Stock in additional shares of Common Stock. Participation in the Plan is open to any registered holder of Common Stock and to any person who becomes a registered holder of Common Stock by enrolling in the Plan, paying a one-time account set-up fee of $10 and either making an initial investment of at least $250 or authorizing automatic monthly cash investments of at least $25. Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g., held in street name in a brokerage account) are not eligible until they become stockholders of record either by withdrawing the shares from their brokerage account and registering the shares in their own name or by enrolling in the Plan in the same manner as a nonstockholder.

    Participants in the Plan may elect to have the cash dividends paid on all or a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

    Shares of Common Stock purchased by participants in the Plan may be treasury or new issue Common Stock or, at Norwest's option, Common Stock purchased in the open market or in negotiated transactions. Treasury or new issue Common Stock is purchased from Norwest at the market price on the applicable investment date. The price of Common Stock purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased.

    The Plan supersedes the Norwest Corporation Dividend Reinvestment and Optional Cash Payment Plan in its entirety. If you are currently participating in Norwest Corporation Dividend Reinvestment and Optional Cash Payment Plan, you will be automatically enrolled in the new Plan. If you have elected partial reinvestment of your dividends, you will receive a Plan Authorization Form on which you will be asked to specify the percentage of your shares with respect to which you want dividends reinvested, as dividend reinvestment under the new Plan is based on a specified percentage of shares rather than a specified number of shares.

    A complete description of the Plan begins on page 3 of this Prospectus.

    Shares of Common Stock offered under the Plan to persons who are not currently stockholders of Norwest are offered through [name of Independent Agent(s)].

    PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.
                                ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.
                                ----------------------

                    The date of the Prospectus is August 1, 1996.

                                AVAILABLE INFORMATION

    Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Norwest with the Commission can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information filed by Norwest also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

    Norwest has filed a registration statement on Form S-3 (the "Registration Statement") with the Commission registering under the Securities Act of 1933, as amended, the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. A copy of the Registration Statement may be inspected or obtained in the manner described above. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest and the shares of Common Stock offered hereby. Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Norwest with the Commission (File No. 1-2979) pursuant to the Exchange Act are incorporated by reference in this
Prospectus: (a) annual report on Form 10-K for the year ended December 31, 1995; (b) quarterly report on Form 10-Q for the quarter ended March 31, 1996;
(c) current reports on Form 8-K dated January 24, 1996, February 20, 1996, as amended pursuant to Form 8-K/A, February 26, 1996, April 22, 1996, July 2, 1996 and July 15, 1996; (d) current report on Form 8-K dated April 30, 1996 containing a description of the Common Stock; and (e) registration statement on Form 8-A dated December 6, 1988, as amended pursuant to Form 8-A/A dated June 29, 1993, relating to preferred stock purchase rights attached to shares of Common Stock.

    All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Norwest will provide without charge to each person to whom this Prospectus is delivered (including any beneficial owner of shares of Common Stock), on the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Written or telephone requests should be directed to Corporate Secretary, Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, telephone (612) 667-8655.

                                       NORWEST

    Norwest is a diversified financial services company organized under the laws of Delaware in 1929 and registered under the Bank Holding Company Act of 1956, as amended. Through its subsidiaries and affiliates, Norwest provides retail, commercial and corporate banking services, as well as a variety of other financial services, including mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing, and venture capital investment. Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479; its telephone number is (612) 667-1234.

    As a bank holding company, the principal sources of funds for the payment of Common Stock dividends by Norwest are dividends received from its banking and savings association subsidiaries. Various federal and state statutes, regulations and guidelines limit the amount of dividends these subsidiaries can pay to Norwest and for that reason may limit the amount of dividends Norwest can pay to the holders of Common Stock.

    Norwest provides a more detailed description of its current business and industry segments, including an overview of the regulatory environment within which its banking and savings association subsidiaries operate, in its annual report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference herein. A copy of Norwest's most recent annual report on Form 10-K can be obtained without charge. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                               DESCRIPTION OF THE PLAN
PURPOSES

    The Plan provides participants with a convenient and economical method of systematically increasing their ownership interest in Norwest through purchases of Common Stock and the reinvestment of cash dividends in additional shares of Common Stock. Norwest may use the Plan to raise capital for general corporate purposes through the sale to participants of treasury or new issue Common Stock.

FEATURES

    The Plan has the following features:


         - OPEN TO NONSTOCKHOLDERS--Persons who do not currently own shares of Common Stock may become participants in the Plan by paying an account set-up fee of $10 and either making an initial investment of at least $250 or authorizing automatic monthly cash investments of at least $25.

         - AUTOMATIC REINVESTMENT OF DIVIDENDS--Cash dividends paid on all or a specified percentage of shares of Common Stock are automatically reinvested in additional shares of Common Stock.

         - OPTIONAL CASH INVESTMENTS--Participants may make optional cash investments in Common Stock of a minimum of $25 per investment up to an aggregate of $10,000 per month. Optional cash investments may be made occasionally or at weekly or less frequent regular intervals, as participants desire.

         - FULL INVESTMENT OF PLAN FUNDS--Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares are reinvested in additional shares of Common Stock.

         - GIFT CERTIFICATES--Participants may purchase shares of Common Stock for others by making cash investments on their behalf. Participants may also transfer, at no cost to the participants, all or a portion of their Plan shares to a Plan account of another person.

              Upon request, participants can obtain, at a nominal cost, gift certificates for presentation to the recipients of the gifts or transfers.

         - SHARE SAFEKEEPING--Participants can deposit for safekeeping certificates representing shares of Common Stock held in certificate form, whether or not the shares were issued under the Plan, at no cost to the participants.

         - ACCOUNT STATEMENTS--Account statements detailing each participant's Plan activities are mailed to each participant on a quarterly basis and following each Plan transaction.

CONSIDERATIONS

         You should consider the following prior to participating in the Plan:

         - BROKERAGE COMMISSIONS--Participants pay a brokerage commission of $0.03 for each share of Common Stock purchased or sold for their Plan account in open market transactions. Norwest expects that generally all Plan purchases and sales will be effected in open market transactions.

         - SERVICE FEES--Participants also pay a service fee as described herein for certain Plan transactions, including dividend reinvestment and optional cash investments, whether or not effected in open market transactions.

         - INVESTMENT TIMING; PRICE RISKS--Because the prices at which Plan shares are purchased are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose certain advantages otherwise available from being able to select the timing of their investment. For example, because the price of shares purchased in the open market or in negotiated transactions will be the weighted average price at which the shares are actually purchased over a period of up to 15 days following an investment date, participants may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

         - NO INTEREST PENDING INVESTMENT--Funds for optional cash investments made by electronic funds transfers are withdrawn from participants' accounts four business days prior to the investment date. No interest will be paid on optional cash investments pending their investment in Common Stock.

ADMINISTRATION

    Administration of the Plan is shared by Norwest Bank Minnesota, N.A. (the "Plan Administrator") and Montgomery Securities (the "Independent Agent"). The Plan Administrator is responsible for the clerical and ministerial administration of the Plan, including receiving initial and optional cash investments of participants, forwarding funds received from or on behalf of participants to the Independent Agent for purchases of Common Stock, issuing statements to participants of their Plan account activities and performing certain other administrative duties related to the Plan. The Plan Administrator is a subsidiary of Norwest. Participants may contact the Plan Administrator by writing to:

         Norwest Bank Minnesota, N.A.
         Shareowner Services
         P.O. Box 64863
         South St. Paul, Minnesota 55164-0863

or by telephoning the Plan Administrator toll free at (888) 291-3713 between 7:30 a.m. and 7:00 p.m., central time, on any business day. Written communications may also be sent to the Plan Administrator by telefax at (612)
___-____.

    The Independent Agent is responsible for purchasing and selling shares of Common Stock for participants' Plan accounts, including the selection of the broker or dealer through which Plan purchases and sales are made. Neither Norwest nor the Plan Administrator has any control over the times or prices at which the Independent Agent effects transactions in the open market or the selection of the broker or dealer used by the Independent Agent to effect open market transactions.

FORMS

    PLAN AUTHORIZATION FORM. A Plan Authorization Form is used to enroll in the Plan, authorize electronic funds transfers at the time of enrollment, or deposit your share certificates with the Plan Administrator at the time of initial enrollment. A Plan Authorization Form is enclosed with this Prospectus.

    PLAN TRANSACTION FORM. A Plan Transaction Form is used to make optional cash investments, transfer or sell your Plan shares, deposit your share certificates with the Plan Administrator (if done after enrollment), and terminate your participation in the Plan. A Plan Transaction Form is attached to each account statement mailed to participants.

    ELECTRONIC FUNDS TRANSFER (EFT) AUTHORIZATION FORM. An Electronic Funds Transfer (or "EFT") Authorization Form is used to authorize electronic funds transfers after enrollment or to change the amount of or terminate electronic funds transfers.

    EFT Authorization Forms and additional Plan Authorization Forms and Plan Transaction Forms can be obtained from the Plan Administrator upon request.

ELIGIBILIY

    Any person or entity, whether or not currently a registered holder of Common Stock, may participate in the Plan by enrolling in accordance with the procedures described in "Enrollment & Participation" below. Norwest reserves the right to deny, modify, suspend or terminate participation by any person or entity. SEE "OTHER INFORMATION--DENIAL OR TERMINATION OF PARTICIPATION BY NORWEST."

ENROLLMENT AND PARTICIPATION

    You may enroll in the Plan at any time by completing the Plan Authorization Form enclosed with this Prospectus and returning it to the Plan Administrator at the address set forth on the form.

    EXISTING STOCKHOLDERS.

         PLAN PARTICIPANTS. If you are currently participating in the Norwest Corporation Dividend Reinvestment and Optional Cash Payment Plan, you will be automatically enrolled in the new Plan. If you have elected partial reinvestment of your dividends, you will receive a Plan Authorization Form on which you will be asked to specify the percentage of your shares with respect to which you want dividends reinvested, as dividend reinvestment under the new Plan is based on a specified percentage of shares rather than a specified number of shares.

         OTHER EXISTING STOCKHOLDERS. If you are a registered holder of Common Stock but not currently participating in the Norwest Corporation Dividend Reinvestment and Optional Cash Payment Plan, you must complete a Plan Authorization Form to participate in the Plan. If you are a beneficial owner of Common Stock whose only shares are held in names other than your own (e.g., held by brokers, trustees or bank nominees), you must complete a Plan Authorization Form and either (a) become a stockholder of record by having the shares registered in your name, or (b) become a stockholder of record by enrolling in the Plan in the same manner as a nonstockholder (SEE "NONSTOCKHOLDERS" BELOW).

    NONSTOCKHOLDERS. If you are not a registered owner of Common Stock, you must complete a Plan Authorization Form and pay a one-time account set-up fee of $10. You must also make an initial cash investment of at least $250 or authorize automatic monthly cash investments of at least $25. A maximum of $10,000 may be initially invested in the Plan.

INVESTMENTS

    DIVIDEND REINVESTMENT. As described below, by participating in the Plan, you may have the cash dividends paid on all or a percentage of your shares of Common Stock automatically reinvested in Common Stock on the dividend payment date. THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF NORWEST'S BOARD OF DIRECTORS.

         REINVESTMENT OPTIONS.

              FULL DIVIDEND REINVESTMENT. If you elect the "Full Dividend Reinvestment" option on your Plan Authorization Form, the Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on all shares of Common Stock then or subsequently registered in your name and on all shares of Common Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.

              PARTIAL DIVIDEND REINVESTMENT.  If you elect the "Partial
Dividend Reinvestment" option on your Plan Authorization Form, you must select the percentage (from 10% to 90%, in increments of 10%) of the total number of shares of Common Stock then or subsequently registered in your name and then or subsequently held in your Plan account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares.

              OPTIONAL CASH INVESTMENTS ONLY. If you elect the "Optional Cash Investments Only" option, you will continue to receive cash dividends paid on shares of Common Stock then or subsequently registered in your name, as declared, by check or direct deposit, and the Plan Administrator will invest only your optional cash investments in additional shares of Common Stock. Cash dividends paid on shares of Common Stock acquired in your Plan account through optional cash investments will be reinvested in additional shares of Common Stock until the shares are withdrawn from the Plan or you elect partial dividend reinvestment as provided above.

         DIVIDEND PAYMENT DATES. If your Plan Authorization Form is received by the Plan Administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If your Plan Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date. Dividends on Common Stock have historically been paid on the first day of March, June, September and December, and the first Friday of February, May, August and November, respectively, have normally been the record dates for the payment of such dividends. Thus, for example, to begin automatic reinvestment of a dividend expected to be paid on June 1 in a given year, the Plan Administrator must receive your Plan Authorization Form by the first Friday of May.

    CASH INVESTMENTS.

         INITIAL CASH INVESTMENT. If you are not a registered owner of Common Stock, you must include an initial cash investment of at least $250 with your completed Plan Authorization Form or authorize automatic monthly cash investments by electronic funds transfer of at least $25. In either case, you must also pay a one-time account set-up fee of $10. SEE "ENROLLMENT AND PARTICIPATION" ABOVE. Initial cash investments and payment of the account set-up fee must be made by check or money order payable to "Norwest Shareowner Services" in U.S. funds.

         OPTIONAL CASH INVESTMENTS. Participants may make optional cash investments at any time by personal check, money order or electronic funds transfer from a designated U.S. bank account. Participants may vary their optional cash investments from a minimum of $25 per investment up to a maximum of $10,000 per month. Initial cash investments are included in the month in which they are made for purposes of determining whether the $10,000 maximum has been reached.

              CHECK OR MONEY ORDER. Optional cash investments made by check or money order must be accompanied by a completed Plan Transaction Form and received by the Plan Administrator no later than one business day prior to an investment date to be invested on that investment date; otherwise, optional cash investments will be held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check or money order must be payable to "Norwest Shareowner Services" in U.S. funds.

              ELECTRONIC FUNDS TRANSFER. In addition to making optional cash investments by check or money order, participants may authorize automatic monthly electronic funds transfers from designated bank accounts. Transfers will be initiated electronically four business days prior to the investment date. Participants will not receive any confirmation of the transfer of funds other than as reflected in their monthly Plan account statements and in their bank account statements.

              To authorize electronic funds transfers, complete and sign the automatic funds transfer section of the Plan Authorization Form and return it to the Plan Administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives the authorization form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by completing an EFT Authorization Form returning the it to the Plan Administrator or by contacting the Plan Administrator toll free at (888) 291-3713. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least fifteen business days prior to the investment date.

    INVESTMENT DATES.

         DIVIDEND REINVESTMENT. Cash dividends are reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

         OPTIONAL CASH INVESTMENTS.

              CHECK OR MONEY ORDER. Optional cash investments by check or money order are made on (a) [Thursday] of each week or, if [Thursday] is not a business day, the business day next following [Thursday] or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

              ELECTRONIC FUNDS TRANSFER. Optional cash investments by electronic funds transfers are made on the [third] [Thursday] of each month or, if that day is not a business day, the business day next following the [third] [Thursday] of each month.

         NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. PARTICIPANTS SHOULD TRANSMIT THEIR OPTIONAL CASH INVESTMENTS

BY CHECK AND MONEY ORDER SO AS TO REACH THE PLAN ADMINISTRATOR SHORTLY--BUT NO LATER THAN ONE BUSINESS DAY--PRIOR TO AN INVESTMENT DATE. THE PLAN ADMINISTRATOR INITIATES ALL ELECTRONIC FUNDS TRANSFERS FOUR BUSINESS DAYS PRIOR TO AN INVESTMENT DATE.

         ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

    SOURCE OF SHARES. Shares purchased by participants under the Plan are treasury or new issue Common Stock that Norwest has registered under the Securities Act or Common Stock purchased by the Independent Agent in the open market or in negotiated transactions. The Independent Agent purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than 15 calendar days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. Norwest determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. Norwest expects that generally all Plan purchases will be effected in open market transactions.

    PRICE OF SHARES. The price per share of treasury or new issue Common Stock is the average of the high and low sale prices of the Common Stock (as reported on the New York Stock Exchange Composite Tape) on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next preceding day the New York Stock Exchange is open. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable reinvestment date. The Plan Administrator may in its discretion commingle participants' funds for the purpose of forwarding purchase orders to the Independent Agent and may offset purchase and sale orders for the same investment date, forwarding to the Independent Agent the net purchase or sale requirement. Because the prices at which Shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose any advantage otherwise available from being able to select the timing of their investment.

BROKERAGE COMMISSIONS AND SERVICE FEES

    ACCOUNT SET-UP. Persons who are not registered holders of Common Stock, including persons authorizing automatic monthly cash investments, are charged a one-time account set-up fee of $10. The fee must be paid by check or money order and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment.

    BROKERAGE COMMISSIONS. Participants pay a brokerage commission of $0.03 for each share of Common Stock purchased or sold for their Plan account in open market transactions. Norwest expects that generally all Plan purchases and sales will be effected in open market transactions. Brokerage commissions payable with respect to Plan purchases are deducted from the amount invested on behalf of participants. Brokerage commissions payable with respect to Plan sales are deducted from the proceeds payable to participants.

    SERVICE FEES. For each dividend reinvestment transaction, participants pay a service fee equal to 4% of the cash dividend reinvested up to a maximum of $4 per transaction. For each optional cash investment made by check or money order, participants pay a service fee of $3, and for each optional cash investment made by automatic electronic funds transfer, participants pay a service fee of $1. Dividend reinvestment and optional cash investment service fees are in addition to brokerage commissions and are deducted from the amount invested on behalf of participants.

    GIFT CERTIFICATES. Participants who request gift certificates to evidence cash investments made for others are charged a fee of $10 for each certificate. Participants may pay the fee either by submitting a check or money order to the Plan Administrator or by instructing the Plan Administrator to deduct the fee from the initial cash investment.

    FEES SUBJECT TO CHANGE. Norwest may change from time to time the amount of one or more of the fees charged participants upon 30 days' prior notice to participants.

ACCOUNT STATEMENTS

    The Plan Administrator maintains an account for each Plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment and each monthly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide participants with records of their purchases and sales and should be retained for tax purposes.

SHARE CERTIFICATES

    Plan purchases are credited to each participant's account and shown on the participant's account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces Norwest's administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Plan Transaction Form to the Plan Administrator or contacting the Plan Administrator toll free at (888) 291-3713. Any remaining full and fractional shares continue to be credited to participants' accounts. Certificates for fractional shares are not issued under any conditions.

SHARE SAFEKEEPING

    At any time beginning with enrollment in the Plan, participants may deposit with the Plan Administrator certificates representing shares of Common Stock, whether or not the shares were acquired under the Plan, at no cost to participants. To use this service, participants must send their certificates to the Plan Administrator with a properly completed Plan Authorization Form or Plan Transaction Form. Shares represented by certificates deposited with the Plan Administrator are credited to participants' accounts and thereafter treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificated shares deposited with the Plan Administrator. Beneficial owners of Common Stock registered in street or other nominee name may in certain cases be able to electronically transfer their shares from their existing account to a Plan account. Beneficial owners who want to take advantage of this service should contact the Plan Administrator to obtain transfer instructions.

    Norwest strongly recommends that participants use registered or certified mail to mail their certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

    PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

GIFTS OF SHARES AND SHARE TRANSFERS WITHIN PLAN

    Participants may purchase shares of Common Stock for others by making cash investments on their behalf. To do this, you need only complete a Plan Authorization Form in the name of the recipient and return the completed form to the Plan Administrator together with the one-time account set-up fee of $10 and either an initial investment of at least $250 or an authorization for automatic cash investments of at least $25.

    Plan shares also may be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, participants must complete a Plan Transaction Form and return the completed Plan Transaction Form, together with an executed stock assignment, to the Plan Administrator. The signature of the transferring participant on the stock assignment must be Medallion guaranteed by an eligible financial institution. Stock assignments can be obtained from the Plan Administrator. If the person to whom the shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan.

    Participants may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.

SALE OF SHARES

    Participants may sell some or all of their Plan shares by submitting the appropriate information on the Plan Transaction Form attached to one of their account statements or by submitting a written request to the Plan Administrator. If the current market value of the shares requested to be sold is $25,000 or less, and the participant has previously authorized telephone transactions, a participant may sell Plan shares by contacting the Program Administrator toll free at (888) 291-3713. The Plan Administrator may match or offset the participants' sales order against one or more purchase orders of other participants in the Plan. If not offset, the Independent Agent executes the order on behalf of the participant in the open market or in negotiated transactions. The Independent Agent may sell Plan shares to Norwest. After settlement of the sale, the Plan Administrator sends the participant a check for the proceeds of the sale. The proceeds received by the participant are based on the weighted average price at which the shares were sold (net of brokerage commissions and service charges and applicable transfer taxes).

TERMINATION

    Participants may terminate their participation in the Plan by submitting the appropriate information on a Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of a participant's Plan account is $25,000 or less, and the participant has previously authorized telephone transactions, a participant may terminate his or her participation in the Plan by contacting the Program Administrator toll free at (888) 291-3713. Termination requests must be received by the Plan Administrator on or before the record date to be effective as to the next cash dividend. In addition, termination requests of participants making optional cash investments by electronic funds transfers must be received by the Plan Administrator by at least the 10 business days prior to the scheduled investment date to be effective as to the next optional cash investment.

    Upon termination of a participant's participation in the Plan, unless the participant has requested on the Plan Transaction Form that some or all Plan shares be sold, the Plan Administrator will send the participant a certificate representing the number of full shares in the participant's Plan account and a check in the amount of the market value of any fractional share. If a participant so requests on the Plan Transaction Form, the Independent Agent will sell some or all Plan shares on behalf of the participant. After settlement of the sale, the Plan Administrator will send the participant a check in the amount of the proceeds of the sale (plus the market value of any fractional Plan share) and a certificate representing any full Plan shares not sold. The proceeds received by the participant will be based on the weighted average price at which the shares are sold (net of brokerage commissions and service charges and applicable transfer taxes).

    After termination, previous participants may re-enroll in the Plan by submitting a new Plan Authorization Form and complying with all other enrollment procedures (SEE "ENROLLMENT AND PARTICIPATION"). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Norwest reserves the right to deny participation in the Plan to previous participants who Norwest or the Plan Administrator believes have been excessive in their enrollment and termination.

OTHER INFORMATION

    STOCK DIVIDENDS AND STOCK SPLITS. Stock dividends or split shares issued by Norwest on Plan shares are credited to participants' accounts. Stock dividends or split shares issued with respect to certificated shares held by participants are mailed directly to participants in the same manner as to stockholders who are not participating in the Plan. Cash dividends paid on the shares issued as stock dividends or stock splits are automatically reinvested in accordance with the dividend reinvestment option then elected.

    DIVIDEND AND VOTING RIGHTS. Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three days after purchase. Shares of Common Stock purchased within three business days prior to and including a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

    VOTING OF PLAN SHARES. For each meeting of stockholders, participants receive proxy materials that allow them to vote their Plan shares by proxy. Alternatively, participants can elect to vote their Plan shares in person at the meeting.

    LIMITATION OF LIABILITY. In administering the Plan, none of Norwest, the Plan Administrator or the Independent Agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or (c) as to the value of the shares acquired for participants. Norwest reserves the right to interpret and regulate the Plan as it deems necessary or advisable in connection with the Plan's operations.

    MODIFICATION OR TERMINATION OF THE PLAN. Norwest may suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by Norwest, each affected participant will receive a certificate for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

    DENIAL OR TERMINATION OF PARTICIPATION BY NORWEST. At the direction of Norwest, the Plan Administrator may terminate a participant's participation in the Plan if the participant does not own at least one full share in the participant's name or held through the Plan. Norwest also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent Norwest deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated will receive certificates for all full Plan shares and a check in the amount of the market value of any fractional Plan share.


                            FEDERAL INCOME TAX INFORMATION

    THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

FEDERAL INCOME TAX CONSEQUENCES.

    DIVIDEND INCOME. Participants in the Plan are treated for federal income tax purposes as having received on the dividend payment date a cash dividend equal in amount to the fair market value (as of the dividend payment date) of the shares acquired with reinvested dividends.

    COST BASIS OF SHARES. For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares net of any brokerage commissions paid by the participant in connection with open market purchases.

    GAINS AND LOSSES FROM THE SALE OF SHARES. Participants do not realize any taxable income from the issuance of certificates representing Plan shares. Participants may realize gain or loss, however, at the time the shares are sold by the Independent Agent or by the participants after withdrawal of the shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount the participant receives for the shares and the cost basis of the shares.

    IRS REPORTS. The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B.

DIVIDENDS SUBJECT TO WITHHOLDING.

    A participant's dividends are subject to federal withholding if the participant fails to provide a taxpayer identification number to the Plan Administrator. Dividends of participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator will reinvest an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income.

                                   USE OF PROCEEDS

    The proceeds from the sales of treasury or new issue Common Stock pursuant to the Plan are expected to be used for general corporate purposes. Norwest has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold.

                                       EXPERTS

    The consolidated financial statements of Norwest Corporation and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TABLE OF CONTENTS

Available Information
Incorporation of Certain Documents by Reference
Norwest
Description of the Plan
    Purpose
    Features
    Considerations
    Administration
    Forms
    Eligibility
    Enrollment and Participation
    Investments
    Brokerage Commissions and Service Fees
    Account Statements
    Share Certificates
    Safekeeping
    Gifts of Shares and Share Transfers within Plan
    Sale of Shares
    Termination
    Other Information
Federal Income Tax Information
    Federal Income Tax Consequences
    Dividends Subject to Withholding
Use of Proceeds
Experts

                                  -----------------

    NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST SINCE THE DATE HEREOF. NO DEALER, BROKER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORWEST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

PROSPECTUS

[NORWEST LOGO]

DIVIDEND REINVESTMENT
  AND COMMON STOCK
    PURCHASE PLAN

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Registration Fee                    $23,407(1)
         Accounting Fees and Expenses           1,500*
         Printing Expense                      50,000*
         Miscellaneous                          2,000*
         Total                                $76,907*
         ------------
         (1) Includes $6,196 previously paid
         *   Estimate


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of Norwest's Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS:

    3.1  --   Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Norwest's Current Report on Form
              8-K dated June 28, 1993 and Exhibit 3 to Norwest's Current Report on Form 8-K dated July 3, 1995 (File No. 1-2979)).

    3.1.1 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

    3.1.2 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995 (File No. 1-2979)).

    3.1.3 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-2979)).

    3.1.4 -- Certificate of Designations with respect to the 1996 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated February 26, 1996 (File No. 1-2979)).

    3.2  --   By-Laws, as amended (incorporated by reference to Exhibit 4(c) to
              Norwest's Quarterly Report on Form 10-Q for the quarter ended
              March 31, 1991 (File No. 1-2979)).

    4    --   Rights Agreement, dated as of November 22, 1988, between Norwest
              Corporation and Citibank, N.A. (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated December 6, 1988).

    4.1  --   Certificate of Adjustment, dated July 21, 1989, to Rights
              Agreement (incorporated by reference to Exhibit 3 to Norwest's
              Form 8 dated July 21, 1989 (File No. 1-2979)).

    4.2  --   Certificate of Adjustment, dated June 28, 1993, to Rights
              Agreement (incorporated by reference to Exhibit 4 to Norwest's
              Form 8-A/A dated June 29, 1993 (File No. 1-2979)).

    5    --   Opinion of Stanley S. Stroup, counsel to Norwest.

    23.1 -- Consent of Stanley S. Stroup (included as part of Exhibit 5 filed herewith).

    23.2 --   Consent of KPMG Peat Marwick LLP.

    24   --   Powers of Attorney.

ITEM 17. UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3)
              of the Securities Act of 1933.

                   (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 1, 1996.

                                  NORWEST CORPORATION

                                  By:  /s/ Richard M. Kovacevich
                                     -------------------------------------
                                       Richard M. Kovacevich
                                       President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed on August 1, 1996 by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich              President and Chief Executive Officer
- ------------------------------         (Principal Executive Officer)
     Richard M. Kovacevich

/s/ John T. Thornton                   Executive Vice President and Chief
- ------------------------------         Financial Officer
    John T. Thornton                   (Principal Financial Officer)

/s/ Michael A. Graf                    Senior Vice President and Controller
- ------------------------------         (Principal Accounting Officer)
    Michael A. Graf



DAVID A. CHRISTENSEN    )
GERALD J. FORD          )
PIERSON M. GRIEVE       )
CHARLES M. HARPER       )
WILLIAM A. HODDER       )
LLOYD P. JOHNSON        )                   A majority of the
REATHA CLARK KING       )                   Board of Directors*
RICHARD M. KOVACEVICH   )
RICHARD S. LEVITT       )
RICHARD D. McCORMICK    )
CYNTHIA H. MILLIGAN     )
BENJAMIN F. MONTOYA     )
IAN M. ROLLAND          )
MICHAEL W. WRIGHT       )

- -----------


*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                       /s/ Richard M. Kovacevich
                                       -------------------------------
                                       Richard M. Kovacevich
                                       Attorney-in-Fact

    THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON THE 1ST DAY OF AUGUST, 1996.

                                     NORWEST CORPORATION, as administrator


                                     By:  /s/ Stephen W. Hansen
                                       ------------------------------------
                                       Stephen W. Hansen
                                       Executive Vice President Human Resources

                                  INDEX TO EXHIBITS

  Exhibit                                                             Form of
  Number                     Description*                              Filing
  ------                     -----------                             --------

    3.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Norwest's Current Report on Form 8-K dated June 28, 1993 and Exhibit 3 to Norwest's Current Report on Form 8-K dated July 3, 1995 (File No. 1-2979)).

    3.1.1 Certificate of Designations of Powers, Preferences, and Rights of Norwest ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

    3.1.2     Certificate of Designations of Powers,
              Preferences, and Rights of Norwest Cumulative
              Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995
              (File No. 1-2979)).

    3.1.3 Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-2979)).

    3.1.4 Certificate of Designations with respect to the 1996 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated February 26, 1996 (File No. 1-2979)).

    3.2 By-Laws, as amended (incorporated by reference to Exhibit 4(c) to Norwest's Quarterly Report on Form
              10-Q for the quarter ended March 31, 1991 (File
              No. 1-2979)).

    4         Rights Agreement, dated as of November 22,
              1988, between Norwest Corporation and
              Citibank, N.A. (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated
              December 6, 1988 (File No. 1-2979)).

    4.1       Certificate of Adjustment, dated July 21, 1989, to
              Rights Agreement (incorporated by reference to Exhibit 3 to Norwest's Form 8 dated July 21, 1989
              (File No. 1-2979)).

  Exhibit                                                             Form of
  Number                     Description*                              Filing
  ------                     -----------                             --------

    4.2 Certificate of Adjustment, dated June 28, 1993, to Rights Agreement (incorporated by reference to Exhibit 4 to Norwest's Form 8-A/A dated
         June 29, 1993 (File No. 1-2979)).

    5    Opinion of Stanley S. Stroup, counsel to Norwest.         Electronic
                                                                  Transmission

    23.1 Consent of Stanley S. Stroup (included as part of
         Exhibit 5 filed herewith).

    23.2 Consent of KPMG Peat Marwick LLP.                         Electronic
                                                                  Transmission

    24   Powers of Attorney.                                       Electronic
                                                                  Transmission